                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    /X/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        CRYO-CELL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of CRYO-CELL International, Inc.

         Notice is hereby given that the Annual Meeting of the Shareholders of CRYO-CELL International, Inc. will be held on June 20, 2000, at 10:00 A.M. local time at the corporate headquarters of CRYO-CELL located at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761. The meeting is called for the following purpose:

         1. To amend the Certificate of Incorporation for reclassification of the terms of the Board of Directors,

         2. To elect a board of five directors,

         3. To adopt the Stock Incentive Plan,

         4. To approve an amendment to the Certification of Incorporation to increase the authorized shares of common stock,

         5. To approve the ratification of Weinick Sanders Leventhal & Co., LLP as the Company's independent auditors,

         6. To consider and take action upon such other matters as may properly come before the meeting or any other adjournment or adjournments thereof.

The close of business on May 1, 2000 has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

All Shareholders are cordially invited to attend the meeting. PLEASE NOTE THAT IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE RETURN THE ENCLOSED PROXY CARD.

                                 By Order of the Board of Directors


                                 Jill M. Taymans
                                 Chief Financial Officer

Dated:  May 22, 2000

                          CRYO-CELL INTERNATIONAL, INC.

                               -----------------

                                PROXY STATEMENT

                               -----------------

         This Proxy Statement is furnished to the shareholders of CRYO-CELL International, Inc. (the "Company") in connection with the 2000 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment thereof. The Annual Meeting will be held at the CRYO-CELL International, Inc. headquarters located at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761 on June 20, 2000 at 10:00 A.M. local time.

         The Annual Meeting is being held for the purpose set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the Notice of Annual Meeting are being provided to shareholders beginning on or about May 22, 2000. The Company, a Delaware Corporation, has its principal executive offices at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

SOLICITATION OF PROXIES

         The Company is soliciting proxies. The cost of distributing the Proxy Statement and Annual Meeting Notice will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information material to the beneficial owners. The Company, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding information materials to their beneficial owners. Proxies will be voted as indicated and if no proxy or designation is made a vote by management will be for the proposal.

VOTING SECURITIES

         The Company presently has one class of voting capital stock outstanding: Common Stock, par value $.01 per share.

         As of May 1, 2000, there were issued and outstanding 10,017,049 shares of Class A Common Stock.

                            PROPOSALS TO BE VOTED ON

                                 PROPOSAL NO. 1
       AMENDMENT TO CERTIFICATE OF INCORPORATION FOR RECLASSIFICATION OF
                           THE TERMS OF ITS DIRECTORS

GENERAL

         On May 1, 2000, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three classes (the "Classified Board Amendment"). Under Delaware law, the adoption of an amendment to the Certificate of Incorporation is subject to the approval of the Company's stockholders. The Board recommends that the stockholders amend and restate the Company's Certificate of Incorporation to approve the Classified Board Amendment.

         Currently, the Company's Board of Directors is comprised of a single class of four directors, all of whom are elected at the annual meeting of stockholders. The Company has the authority to expand the Board to nine directors. The Classified Board Amendment would provide for the classification of the Board of Directors into three separate classes as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. The full text of the proposed Amended and Restated Certificate of Incorporation, including the provisions relating to the Classified Board Amendment, is attached hereto as Appendix A.

EFFECT OF THE CLASSIFIED BOARD AMENDMENT

         The classification of directors will have the effect of making it more time-consuming to change majority control of the Company's Board of Directors. Generally at least two stockholder meetings, instead of one, would be required to effect a change in the majority control of the Company's Board of Directors. It should also be noted that the classification provision will apply to every election of directors, rather than only an election occurring after a change in control, and will apply whether or not a majority of the stockholders believes a change in the Company Board would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

         Pursuant to the Delaware General Corporation Law and the current Bylaws of the Company, members of the Board of Directors may be removed, with or without cause, at any time during their term of office by the holders of a majority of the shares of common stock then entitled to vote at an election of directors. The Delaware General Corporation Law, however, also provides that the directors serving on a classified board of directors may be removed prior to the expiration of their terms by the holders of a majority of the shares of a company's voting stock only for cause, unless otherwise provided by the Certificate of Incorporation. Accordingly, in the absence of a change to the Company's Certificate of Incorporation, the directors serving on the Company's classified Board of Directors could be removed only for cause.

         In order to remove any potential conflict with the Company's Bylaws, the Board of Directors presently intends to amend the Company's Bylaws to, among other things, clarify that directors can only be removed for cause. It is anticipated that, at such time, the Board of Directors shall also amend the Company's Bylaws to, among other things, confirm that the number of directors of the Company shall be up to nine, establish that board members shall be entitled to participate in Company stock incentive plans and confirm that a shareholder quorum consists of one third of the total number of issued an outstanding shares entitled to vote.

         If the classified Board of Directors proposal is adopted, a director appointed to fill a vacancy that occurs during the year shall serve until the end of the term of the position filled or until his successor is elected and qualified or his earlier death, resignation or removal.

REASONS FOR AND ADVANTAGES OF A CLASSIFIED BOARD OF DIRECTORS

         This proposal is not prompted by any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. The Board of Directors is making this proposal at this time because management believes that in the future the Company might receive proposals that the directors feel would not be in the best interests of the Company's stockholders. The Board of Directors believes the adoption of a classified Board will decrease the probability that the Company will be caused to enter into a transaction that is not in the best interests of the Company's stockholders.

         The Company's Board of Directors is asking the Company's stockholders to adopt and approve the Classified Board Amendment in order to discourage certain types of transactions, which involve an actual or unsolicited change of control of the Company. The classified board is designed to make it more difficult and time-consuming to change majority control of the Company's Board of Directors and thus to reduce the vulnerability of the Company to an unsolicited offer to acquire the Company. The Company's Board believes that, as a general rule, such unsolicited offers would not be in the best interests of the Company and its stockholders.

         In addition, the longer time required to elect a majority of a classified board will also help to preserve continuity and stability of the Company's management and policies by increasing the likelihood a majority of the directors at any given time will have at least one year of prior experience as directors of the Company. In the past, the Company has not experienced problems with continuity in its Board or with proxy contests relating to the election of directors.

CERTAIN DISADVANTAGES OF A CLASSIFIED BOARD OF DIRECTORS

         The Company's Certificate of Incorporation does not currently permit cumulative voting in the election of Company directors and the proposal relating to the classified board will not permit cumulative voting. Accordingly, the holders of a majority of the shares voting at a meeting for the election of directors can currently elect all of the directors then being elected at any annual or special meeting of the Company's stockholders. The adoption and approval of the Classified Board Amendment would make more difficult or discourage (i) a proxy contest for control of the Company by a holder of a substantial block of the Company's capital stock or (ii) the removal of the incumbent Board of Directors and, therefore, could have the effect of entrenching incumbent management. At least two annual meetings would be needed to change a majority of the Company's Board of Directors.

VOTE REQUIRED FOR APPROVAL

         The Board of Directors is asking the stockholders to consider and adopt the Classified Board Amendment to encourage any person intending to attempt a takeover or restructuring to try first to negotiate with the Board and management. In this way, the Board of Directors believes that it and management would be better able to protect the interests of all stockholders by ensuring that the best price is obtained in any transaction involving the Company. Under Delaware corporation law, the affirmative vote of the holders of a majority of all of the Company's outstanding shares of Common Stock entitled to vote is required to adopt the amendment to the Certificate of Incorporation concerning classification of the Board. As required by Delaware corporation law, the amendment has already been approved by a resolution of the Board of Directors and, upon requisite stockholder approval, will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of four directors, and five directors of the Company are to be elected at the meeting. As set forth above, the Board of Directors is also proposing to stagger the terms of directors of the Company by classifying the Board into three separate classes. If Proposal No. 1 is approved, the Board of Directors will divide the Board into three separate classes, as nearly equal in number as possible, with terms expiring in 2001 for Class I, 2002 for Class II and 2003 for Class
III. If Proposal I is not approved, each of the five directors will hold office until the next Annual Meeting of Stockholders and until his/her successor is elected and qualified, or as otherwise provided by the Company's Bylaws or by Delaware law.

         The Board of Directors has nominated the five persons named below for election as directors. Four out of the five nominees are presently serving as directors. All current members of the Board have been previously elected as directors by the Company's stockholders. It is intended that the shares represented by the enclosed proxy will be voted for the election of these five nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors.

         The nominees for election as Directors are as follows:

CLASS I DIRECTORS FOR A TERM EXPIRING IN 2001

GERALD F. MAASS, 46, EXECUTIVE VICE PRESIDENT AND GENERAL MANAGER. Mr. Maass joined the Company from Critikon, a subsidiary of Johnson & Johnson, where his most recent position was International Director of Marketing for the Patient Monitoring business. Mr. Maass' ten-year tenure with Johnson and Johnson included several marketing and business development roles; he also served on the Critikon management committee. Prior to Johnson & Johnson, Mr. Maass was with Baxter Healthcare and Control Data Corporation in marketing, sales management, business development and business management roles. Mr. Maass began his career with Mayo Clinic in Rochester, MN and has a degree in Medical Technology.
Director since 1998.

JUNIOR WINOKUR, 49, SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, LAMAZE PUBLISHING COMPANY. Previously Ms. Winokur served for 13 years at CBS, Inc. in various sales management positions in the Radio Division in New York, Chicago and San Francisco and in 1983 became the first female General Sales Manager in the AM Radio Group. In 1989, Ms. Winokur was named Director of Sales for the Wall Street Journal Radio Network. In 1993, she was appointed Vice President, Sales for Time, Inc., a division of Time Warner. In 1994 Ms. Winokur joined Lamaze Publishing Company where besides her present position she has held positions of President, Group Publisher.

CLASS II DIRECTOR FOR A TERM EXPIRING IN 2002

DANIEL D. RICHARD, 69, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Richard is the founder of the company and co-inventor of the Company's technologies. He has served as Chairman of the Board since the Company's inception. In 1986, he was a co-founder and served as an initial officer and director of Marrow-Tech, Inc., a publicly traded company engaged in the field of cellular replication. Prior to that Mr. Richard was President of Daniel Richard Consultants, Inc. During that time frame his organization was responsible for setting up restaurant marketing programs in over forty cities.
Director since 1989.

CLASS III DIRECTORS FOR A TERM EXPIRING IN 2003

EDWARD MODZELEWSKI, 71, DIRECTOR. Mr. Modzelewski owned and operated a successful chain of 10 fast food restaurants and a popular Steak House in Cleveland, Ohio which was purchased by Choc-Ful-O-Nuts, a New York Stock Exchange Company. Mr. Modzelewski is a graduate of the University of Maryland School of Business. While at the University of Maryland, Mr. Modzelewski was an All-American football player and went on to play professional football for 8 years.
Director since 1996.

FREDERICK C. S. WILHELM, 69, DIRECTOR. Mr. Wilhelm was formerly Chairman of the Board of Directors of Buffalo Scale and Supply, Inc., a distributor of scales. He was President of that company from 1976 to 1989. Mr. Wilhelm has served as a member of the Board of Directors since the inception of the Company.
Director since 1989.

         There are no family relationships between or among any directors or executive officers of the Company.

VOTE REQUIRED

         The five director nominees receiving the greatest number of votes of the Common Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. Shares of Common Stock represented by proxies that are marked "without authority" with respect to the election of one or more nominees for director have no effect on the outcome of the election.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 1, 2000, there was 10,017,049 Common Shares outstanding and entitled to vote at the Annual Meeting. Each common share is entitled to one vote on each of the matters to be voted on at the Annual Meeting. The table listed below sets forth, as of May 1, 2000, the beneficial ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's voting stock, each Director, Executive Officer and all Executive Officers and Directors of the Company as a group as of May 1, 2000:

               NAME OF                              NUMBER OF SHARES                    PERCENT OF
           BENEFICIAL OWNER                        BENEFICIALLY OWNED                    CLASS (1)
    Richard Family Living Trust                         1,017,500                          8.86%
    Daniel D. Richard (2) *                               163,025                          1.42%
    Marie E. Richard (3)                                  101,000                             *
    Gerald F. Maass (4)*                                   73,400                             *
    Edward Modzelewski (5) *                               54,100                             *
    Frederick C.S. Wilhelm (6) *                           78,000                             *
    Junior Winokur                                          1,500                             *
    All Executive Officers and
    Directors As a Group (10 persons)                                                    13.679%

         * - Less than one percent (1%).

         All addresses for the persons listed above are 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

(1) Pursuant to the rules of the Securities and Exchange Commission, the percentage of voting stock for each stockholder is calculated by dividing
    (i) the number of shares deemed to be beneficially held by such stockholders as of May 1, 2000 by (ii) the sum of (a) the number of shares of Common Stock outstanding as of May 1, 2000 plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of May 1, 2000 or will become exercisable within 60 days after May 1, 2000.

(2) This does not include 101,000 shares owned by his wife, Marie E. Richard, of which Mr. Richard disclaims beneficial ownership.

(3) This does not include 163,025 shares owned by her husband, Daniel D. Richard, of which Mrs. Richard disclaims beneficial ownership.

(4) Includes 60,000 shares subject to options exercisable as of May 1, 2000.

(5) Includes 13,750 shares subject to options exercisable as of May 1, 2000.

(6) Includes 28,000 shares subject to options exercisable as of May 1, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is a Summary Compensation table relating to the Chief Executive Officer and its other executive officers for 1999 and 1998.

NAME AND                                                            RESTRICTED        OTHER
PRINCIPAL POSITION                   YEAR       SALARY                STOCK           COMPENSATION
Daniel D. Richard
Chief Executive Officer              1999      $162,885               -----                  (1)
                                     1998      $140,000               -----                 ----

Gerald F. Maass
Executive Vice President             1999      $108,846                10,000               ----
General Manager                      1998      $ 75,000

Other Executive Salaries             1999      $196,747                 4,000               ----
                                     1998      $160,837                                     ----

(1) On August 12, 1999, the Board of Directors granted 1,000,000 options to purchase shares of the Company's common stock to Daniel D. Richard in recognition of his contributions,(e.g., patent assignments, business development activities, etc.) subject to approval of the Stock Incentive Plan. The 1,000,000 options were granted as follows: 250,000 options at an exercise price of $4.50 per share, 250,000 options at an exercise price of $5.00 per share, 100,000 options at an exercise price of $6.00 per share, 100,000 options at an exercise price of $7.00 per share, 100,000 options at an exercise price of $8.00 per share, 100,000 options at an exercise price of $9.00 per share, and 100,000 options at an exercise price of $10.00 per share. On August 12, 1999 the market price of the stock was approximately $4.00 per share.

                            COMPENSATION OF DIRECTORS

                                                  CONSULTING                                 NUMBER OF SECURITIES
NAME                                 YEAR            FEES            RESTRICTED STOCK        UNDERLYING OPTIONS
Edward Modzelewski                   1999             -----                 10,000
                                     1998             -----                                            6,000*

Frederick C.S. Wilhelm               1999             -----                 10,000
                                     1998             -----                                            6,000*

* These options are exercisable to purchase common stock at $3.00 per share for a period of 3 years.


                                 PROPOSAL NO. 3

                         ADOPTION OF STOCK INCENTIVE PLAN

         The Board of Directors adopted the CRYO-CELL International, Inc. Stock Incentive Plan (the "Stock Plan") effective as of August 12, 1999, subject to approval by the stockholders of the Company at the 2000 Annual Meeting of Stockholders.

         The Stock Plan authorizes a committee (the "Committee") to grant options to purchase shares of the Company's Common Stock ("Options") to officers, key employees and directors of the Company. The purpose of the Stock Plan is to promote the growth and profitability of the Company by rewarding and incentivizing individuals who make valuable contributions to the Company's success, including officers and employees of the Company and its subsidiaries, directors and advisors of the Company.

To date, the Company has operated under the original Incentive Stock Option Plan which expired on April 1, 2000. The new plan will have a 10-year term.

SUMMARY OF THE STOCK PLAN

         THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE STOCK OPTION PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE STOCK OPTION PLAN. THE STOCK OPTION PLAN IS AVAILABLE UPON REQUEST.

         SHARES AVAILABLE UNDER THE STOCK PLAN. Subject to adjustment as provided in the Stock Incentive Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Stock Incentive Plan will not in the aggregate exceed 1,500,000, which may be original issue shares, treasury shares, or a combination thereof. As of the Proxy date, the Company has issued options to purchase

1,000,000 shares of Common Stock to the Company's Chief Executive Officer under the Stock Plan, (see Compensation of Executive Officers Table).

         ELIGIBILITY. Officers, other key salaried employees of the Company and members of the Board of Directors may be selected by the Committee to receive benefits under the Stock Plan. An officer that is a named executive officer pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 may be selected by the Compensation Committee to receive benefits under the Stock Plan. It is estimated that approximately 20 individuals currently are eligible to participate in the Stock Plan.

         OPTIONS. Options granted to eligible employees under the Stock Plan may be Options that are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or Options that are not intended to so qualify ("Nonstatutory Options"). Options granted to non-employee members of the Board of Directors will be Nonstatutory Options.

If the Option is designated as an Incentive Stock Option, the purchase price of the Common Stock that is the subject of such Option may be not less than the fair market value of the Common Stock on the date the Option is granted. If the Option is a Nonstatutory Option, the purchase price may be equal to or less than the fair market value of the Common Stock on the date the Option is granted, as the Committee shall determine. Incentive Stock Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The option price is payable at the time of exercise (i) in cash, (ii) through a broker assisted transaction, or (iii) in such other manner as the Compensation Committee may approve.

         No Options may be exercised more than 10 years from the date of grant. Each employee's or director's stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. Except in the case of an employee who is permanently and totally disabled, if the Option is intended to be an Incentive Stock Option it will be exercisable only if the recipient is an employee of either the Company or a subsidiary corporation at all times during the period beginning on the date of the grant of the Option and ending on a date which is no later than three months before the date of such exercise, all as specified in the employee's or director's stock option agreement. Successive grants may be made to the same recipient regardless of whether Options previously granted to him or her remain unexercised.

         TRANSFERABILITY. No Incentive Stock Option, may be transferred other than by will or the laws of descent and distribution unless the Compensation Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule l6b-3 promulgated under the Exchange Act, no Nonqualified Stock Option. Each Option may be exercisable during the participant's lifetime only by the participant, in the event of the participant's incapacity, by participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision, or in the case of a Nonqualified Stock Option that has been transferred with the Compensation Committee's prior written consent, only by the transferee consented to by the Compensation Committee. Unless the Compensation Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no shares of Common Stock acquired by an officer, as that term is defined under Rule 16b-3, of the Company or Director pursuant to the exercise of an Option may be transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         ADJUSTMENTS. The maximum number of shares that may be issued or transferred under the Stock Plan and the number of shares covered by outstanding Options and the option prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

         ADMINISTRATION AND AMENDMENTS. The Stock Plan will be administered by the Board of Directors, or if the Board of Directors determines it is desirable to delegate its authority to administer the Stock Plan, by the Committee appointed by the Board of Directors. In connection with its administration of the Stock Plan, the Board of Directors or the Committee is authorized to interpret the Stock Plan and related agreements and other documents.

         The Stock Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the stockholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Stock Plan, (ii) materially change the classes of persons eligible to participate in the Stock Plan, or (iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the Stock Plan. No amendment may change the Stock Plan so as to cause any Option intended to be an Incentive Stock Option to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an optionee may have under any outstanding Option without the written consent of the Optionee. The Board may at any time terminate or discontinue the Stock Plan. Unless terminated sooner, the Stock Plan will continue in effect until all Options granted thereunder have expired or been exercised, provided that no Options may be granted after 10 years from the date the Board of Directors adopted the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Stock Plan based on federal income tax laws in effect on January 1, 1999. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         NONSTATUTORY OPTIONS. In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options; (ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         INCENTIVE STOCK OPTIONS. No income generally will be recognized by an employee upon either the grant or the exercise of an Incentive Stock Option. If the shares of Common Stock issued to an employee pursuant to the exercise of an Incentive Stock Option and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an Incentive Stock Option, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the employee.

         If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the option price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

         TAX CONSEQUENCES TO THE COMPANY. To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an "excess parachute payment" within the meaning of Section 280G of the Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

         The affirmative vote of a majority of the shares of Common Stock of the Company cast at the Meeting is necessary for approval of the Stock Plan. The Board believes that the approval of the Stock Plan is in the best interests of the Company and the stockholders because the Stock Plan will enable the Company to provide competitive equity incentives to officers and key salaried employees to enhance the profitability of the Company and increase stockholder value. The Stock Plan further will serve to align the interests of such persons and members of the Board of Directors with the interests of stockholders by giving them a personal interest in the value of the Company's Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE STOCK INCENTIVE PLAN.

                                PROPOSAL NO. 4

              AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE
                          AUTHORIZED SHARES OF COMMON STOCK

         On May 1, 2000, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to 20,000,000 shares from 15,000,000 shares (the "Increase in Authorized Stock Amendment"). Under Delaware law, the adoption of an amendment to the Certificate of Incorporation is subject to the approval of the Company's stockholders. The Board recommends that the stockholders amend and restate the Company's Certificate of Incorporation to approve the Increase in Authorized Stock Amendment. The full text of the proposed Amended and Restated Certificate of Incorporation, including the provisions relating to the Increase in Authorized Stock Amendment, is attached hereto as Appendix A. If the stockholders approve the Increase in Authorized Stock Amendment, the Board currently intends to file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval.

         The Company currently has 15,000,000 authorized shares of Common Stock, of which approximately 10,017,049 were outstanding as of May 1, 2000. In addition, the Company has reserved up to approximately 1,500,000 shares of Common Stock for issuance in connection with the Company's Stock Plan.

         The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such business needs may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits. The additional shares of Common Stock may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies.

         The Company has no current plans to issue any portion of the additional authorized shares that would result from the Certificate of Amendment, if approved.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         If the stockholders approve the Certificate of Amendment, the Board of Directors will have the right to authorize the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that such holders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their percentage ownership of the Company. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

VOTE REQUIRED FOR APPROVAL

         Under Delaware corporation law, the affirmative vote of the holders of a majority of all of the Company's outstanding shares of Common Stock entitled to vote is required to adopt the amendment to the Certificate of Incorporation concerning the increase in the number of authorized shares. As required by Delaware corporation law, the amendment has already been approved by a resolution of the Board of Directors and, upon requisite stockholder approval, will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE CERTIFICATE OF AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000.

                                  PROPOSAL NO. 5

                       RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Weinick Sanders Leventhal & Co., LLP (successor to Mirsky, Furst & Associates, PA) to perform the audit of the Company's financial statements for the year ending November 30, 2000, subject to ratification by the Company's stockholders at the Meeting. Weinick Sanders Leventhal & Co., LLP have been the Company's auditors since its inception.

         If the selection of Weinick Sanders Leventhal & Co., LLP is not ratified at or prior to the next annual meeting of stockholders, such firm shall decline to act, or otherwise become incapable of acting, as the Company's independent auditors and the Board of Directors will appoint other independent certified public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE INDEPENDENT AUDITORS.

                                   OTHER BUSINESS

         Management does not know of any other business to be acted upon at the meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that Shareholders will vote in their discussions on any such matters in accordance with the judgment of the persons voting such proxies.

                      2001 ANNUAL MEETING SHAREHOLDER PROPOSALS

         Proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's executive offices no later than December 1, 2000 for inclusion in the statement related to that meeting.

                             ADDITIONAL INFORMATION

         The Company will provide without charge to each person, on written request of such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended November 30, 1999 (as filed with the Securities and Exchange Commission) including the financial statements and the schedules thereto. All such requests should be directed to the Secretary, CRYO-CELL International, Inc., 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

                                                  CRYO-CELL INTERNATIONAL, INC.

Clearwater, Florida
May 19, 2000

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CRYO-CELL INTERNATIONAL, INC.

It is hereby certified that:

                  1. The name of the corporation (the "Corporation") is CRYO-CELL INTERNATIONAL, INC., which is the name under which the Corporation was originally incorporated; the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is September 7, 1989; and the Certificate of Incorporation was amended by the filing of a Certificate of Amendment on October 9, 1994.

                  2. The Certificate of Incorporation of the Corporation is hereby amended by (i) in Paragraph Fourth, increasing the number of shares of Common Stock which the Corporation shall have authority to issue from 15,000,000 shares to 20,000,000 shares, (ii) in Paragraph Fifth, providing for the classification of the Board of Directors into three classes, with one class being elected each year to serve a staggered three-year term.

                  3. The provisions of the Certificate of Incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Cryo-Cell International, Inc.

                  4. The amendments and the amended restatement of the Certificate of Incorporation hereinafter certified have been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  5. The Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated herein, reads as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CRYO-CELL INTERNATIONAL, INC.

                  PARAGRAPH FIRST:  The name of the corporation is

                          CRYO-CELL INTERNATIONAL, INC.

                  PARAGRAPH SECOND: The address of the registered office of this corporation in this state is c/o TAQ, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address if TAQ, INC.

                  PARAGRAPH THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the corporation laws of the State of Delaware.

                  PARAGRAPH FOURTH: The Corporation shall be authorized to issue the following shares:

                  CLASS                     NUMBER OF SHARES         PAR VALUE
                  -----                     ----------------         ---------

                  Preferred                          500,000              $.01

                  Common                          20,000,000              $.01

                  The preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions, of such preferred shares including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, the rights of convertibility into common shares, voting rights, and rights, price (s) and terms of redemption. The Board of Directors shall have the authority to set the terms and conditions of convertibility, issuance of dividends, and priority claim of preferred shareholders on corporate assets.

                  PARAGRAPH FIFTH: The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the by-laws of the Corporation. The Board of Directors shall be divided into three classes, with the number of directors in each class as nearly equal as possible. The classes shall be designated as Class I, Class II and Class III, and the directors elected to each class generally shall serve a term of three years; provided, however, that the Board of Directors may designate the first Class I, Class II and Class III directors to serve initial class terms of one, two and three years, respectively, and until their earlier resignation, removal or otherwise. Each class of directors elected subsequent to the respective first Class I, Class II and Class III, shall serve a term of three years, until their respective successors are elected and have qualified or until their earlier resignation, removal or otherwise. A director elected to fill a vacancy shall hold office for the remaining term of the predecessor director and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or otherwise.

                  PARAGRAPH SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                  (1) The number of directors of the corporation shall be
                      such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws provide.

                  (2) The Board of Directors shall have power without the
                      assent or vote of the stockholders:

                      (a) To make, alter, amend, change, add to or repeal the
                          by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                      (b) To determine from time to time whether, and to what
                          times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders.

                  (3) The  directors in their  discretion  may submit any
                      contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                 (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, any to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                  PARAGRAPH SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law, or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b) (7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102 (b) (7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                  PARAGRAPH EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  PARAGRAPH NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         This Amended and Restated Certificate of Incorporation of the Corporation is hereby executed by the undersigned on behalf of the Corporation this ____th day of ________, 2000.


                                           CRYO-CELL INTERNATIONAL, INC.


                                           By:
                                              --------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                     -------------------------

PROXY                    CRYO-CELL INTERNATIONAL, INC.

    3165 McMullen Booth Road, Building B, Clearwater, Florida 33761  -  Tel
                                 (727) 723-0333
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Daniel D. Richard, as attorney of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CRYO-CELL International, Inc. to be held at 3165 McMullen Booth Road, Building B, Clearwater, Florida, on June 20, 2000 at 10:00 a.m., local time, and at any continuation or adjournment, thereof, with all powers which the undersigned might have personally present at the meeting.

Voting Instructions--Mark Your Vote (For, Against, Abstain) Place "X" Only In One Box. The Board of Directors Recommends a Vote "For" The Following:
    1. To amend the Certificate of Incorporation for reclassification of the terms of the Board of Directors.
             FOR / /             AGAINST / /             ABSTAIN / /
    2. To elect two Directors to Class I to serve a one year term expiring in 2001, to elect one Director to Class II to serve a two year term expiring in 2002, and to elect two Directors to Class III to serve a three year term expiring in 2003.
       Nominees: Gerald F. Maass, Edward Modzelewski, Daniel D. Richard, Frederick C.S. Wilhelm, Junior Winokur
   FOR ALL / /   WITHHOLD ALL / /   FOR ALL EXCEPT AS LISTED ________________
    3.  To adopt the Stock Incentive Plan.
             FOR / /             AGAINST / /             ABSTAIN / /
    4. To approve an amendment to the Certificate of Incorporation to increase the authorized shares of common stock.
             FOR / /             AGAINST / /             ABSTAIN / /
    5. To approve the ratification of Weinick Sanders Leventhal & Co., LLP as independent public accountants for the fiscal year ending November 30, 2000.
             FOR / /             AGAINST / /             ABSTAIN / /

 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated, May 22, 2000, and a copy of the Company's Annual Report to Stockholders for 1999. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS, FOR SUCH NOMINEES AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                          --------------------------------------
                                          Date

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature if Held Jointly